UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018

FLUX POWER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.02    Unregistered Sales of Equity Securities.

In connection with the private placement of up to 4,545,455 shares of our Common Stock, par value $0.001 (“Shares”) to selected accredited investors for an aggregate amount of up to $5,000,000, or $1.10 per share of Common Stock (the “Offering”), on December 26, 2018, we completed an initial closing of the Offering, pursuant to which we sold an aggregate of 3,359,100 shares of Common Stock, at $1.10 per share, for an aggregate purchase price of $3,695,010 to two (2) accredited investors. The purchase price of $3,695,010 for 3,359,100 Shares was paid in the form of cash. A portion of the proceeds from the Offering will be used to repay in full approximately $2.6 million in borrowings and accrued interest under a short-term credit facility provided by Cleveland Capital, L.P. We reserved the right to increase the Offering up to 6,363,637 Shares for an aggregate amount of $7,000,000.

The Shares offered and sold in the Offering have not been registered under the Securities Act of 1933, as amended (“Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The Share were offered and sold to the accredited investors in reliance upon exemptions from registration pursuant to Rule 506(c) of Regulation D promulgated under Section 4(a)(2) under the Securities Act.

The foregoing is a summary of the material terms of the Offering and does not purport to be complete and is qualified in its entirety by reference to the form of the Subscription Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 8.01    Other Events.

On December 28, 2018 we issued a press release announcing the initial closing of the Offering and sales ramp of lithium-ion batteries for forklifts and airport ground support equipment. A copy of such press release is attached as Exhibit 99.1 to this Form 8-K.

Exhibit No.          Exhibit Description

10.1
Form of Subscription Agreement*
99.1
Press Release issued by Flux Power Holdings, Inc. on December 28, 2018*

*filed herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc. a Nevada corporation

December 28, 2018	By:	/s/ Ronald F. Dutt
Ronald F. Dutt
Chief Executive Officer

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